TRUEBLUE REPORTS THIRD QUARTER 2023 RESULTS

TACOMA, WASH. - Oct. 23, 2023 -- TrueBlue (NYSE:TBI) today announced its third quarter results for 2023.

Third quarter revenue was $473 million, a decrease of 18 percent compared to revenue of $576 million in the third quarter of 2022. Net loss per diluted share was $0.00 compared to net income per diluted share of $0.63 in the third quarter of 2022. Third quarter adjusted net income1 per diluted share was $0.16 compared to adjusted net income per diluted share of $0.74 in the third quarter of 2022.

“While the operating environment remains soft, we are starting to see signs of potential stabilization in the demand trends for certain parts of our business,” said Taryn Owen, President and CEO of TrueBlue. “We are focused on staying highly engaged with our clients to meet their current needs and to be ready to meet higher demand when business conditions improve.

“We also continue to be disciplined in the pricing of our services and with cost management, while preserving our operational and balance sheet strengths,” continued Ms. Owen. “These actions position us well to achieve strong operating leverage and financial flexibility when demand rebounds.”

2023 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss third quarter 2023 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Oct. 23, 2023. The webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2022, TrueBlue connected approximately 611,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, and (9) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		39 weeks ended
(in thousands, except per share data)	Sep 24, 2023	Sep 25, 2022	Sep 24, 2023	Sep 25, 2022
Revenue from services	$473,196	$575,721	$1,414,072	$1,696,489
Cost of services	349,023	419,802	1,036,295	1,242,194
Gross profit	124,173	155,919	377,777	454,295
Selling, general and administrative expense	120,715	124,351	364,642	366,953
Depreciation and amortization	6,184	7,483	18,875	22,015
Goodwill and intangible asset impairment charge	—	—	9,485	—
Income (loss) from operations	(2,726)	24,085	(15,225)	65,327
Interest and other income (expense), net	390	703	1,982	1,098
Income (loss) before tax expense (benefit)	(2,336)	24,788	(13,243)	66,425
Income tax expense (benefit)	(2,326)	4,092	(1,621)	11,197
Net income (loss)	$(10)	$20,696	$(11,622)	$55,228

Net (loss) income per common share:
Basic	$0.00	$0.64	$(0.37)	$1.67
Diluted	$0.00	$0.63	$(0.37)	$1.65

Weighted average shares outstanding:
Basic	30,932	32,434	31,397	33,023
Diluted	30,932	32,818	31,397	33,511

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Sep 24, 2023	Dec 25, 2022
ASSETS
Cash and cash equivalents	$47,113	$72,054
Accounts receivable, net	276,233	314,275
Other current assets	36,260	43,883
Total current assets	359,606	430,212
Property and equipment, net	102,809	95,823
Restricted cash and investments	198,829	213,734
Goodwill and intangible assets, net	96,576	109,989
Other assets, net	157,211	169,650
Total assets	$915,031	$1,019,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$48,879	$76,644
Accrued wages and benefits	87,080	92,237
Current portion of workers’ compensation claims reserve	44,091	50,005
Other current liabilities	20,524	23,989
Total current liabilities	200,574	242,875
Workers’ compensation claims reserve, less current portion	173,361	201,005
Other long-term liabilities	84,470	79,213
Total liabilities	458,405	523,093
Shareholders’ equity	456,626	496,315
Total liabilities and shareholders’ equity	$915,031	$1,019,408

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 weeks ended
(in thousands)	Sep 24, 2023	Sep 25, 2022
Cash flows from operating activities:
Net income (loss)	$(11,622)	$55,228
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,875	22,015
Goodwill and intangible asset impairment charge	9,485	—
Provision for credit losses	3,254	3,352
Stock-based compensation	10,219	7,675
Deferred income taxes	(3,344)	2,046
Non-cash lease expense	9,449	9,694
Other operating activities	(1,661)	8,772
Changes in operating assets and liabilities:
Accounts receivable	34,790	21,388
Income taxes receivable and payable	(3,001)	186
Other assets	26,795	(564)
Accounts payable and other accrued expenses	(26,879)	(22,935)
Accrued wages and benefits	(5,156)	(10,277)
Workers’ compensation claims reserve	(33,558)	(4,304)
Operating lease liabilities	(9,498)	(9,673)
Other liabilities	1,421	(2,529)
Net cash provided by operating activities	19,569	80,074
Cash flows from investing activities:
Capital expenditures	(23,095)	(22,685)
Payments for company-owned life insurance	(2,347)	—
Proceeds from company-owned life insurance	1,662	—
Purchases of restricted held-to-maturity investments	(26,894)	(4,950)
Maturities of restricted held-to-maturity investments	24,118	23,697
Net cash used in investing activities	(26,556)	(3,938)
Cash flows from financing activities:
Purchases and retirement of common stock	(34,178)	(60,939)
Net proceeds from employee stock purchase plans	704	780
Common stock repurchases for taxes upon vesting of restricted stock	(3,759)	(4,347)
Other	(96)	(203)
Net cash used in financing activities	(37,329)	(64,709)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(757)	(2,482)
Net change in cash, cash equivalents, and restricted cash	(45,073)	8,945
Cash, cash equivalents and restricted cash, beginning of period	135,631	103,185
Cash, cash equivalents and restricted cash, end of period	$90,558	$112,130

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 24, 2023	Sep 25, 2022
Revenue from services:
PeopleReady	$283,187	$334,639
PeopleScout	52,944	77,464
PeopleManagement	137,065	163,618
Total company	$473,196	$575,721

Segment profit (1):
PeopleReady	$9,656	$28,732
PeopleScout	6,272	10,707
PeopleManagement	2,134	4,463
Total segment profit	18,062	43,902
Corporate unallocated expense	(8,122)	(9,396)
Total company Adjusted EBITDA (2)	9,940	34,506
Third-party processing fees for hiring tax credits (3)	(90)	(162)
Amortization of software as a service assets (4)	(1,064)	(729)
PeopleReady technology upgrade costs (5)	(696)	(1,858)
Executive leadership transition (6)	(2,492)	—
Other adjustments, net (7)	(2,140)	(189)
EBITDA (2)	3,458	31,568
Depreciation and amortization	(6,184)	(7,483)
Interest and other income (expense), net	390	703
Income (loss) before tax benefit (expense)	(2,336)	24,788
Income tax benefit (expense)	2,326	(4,092)
Net income (loss)	$(10)	$20,696
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Costs associated with upgrading legacy PeopleReady technology.
(6)Cost associated with our CEO transition, primarily related to accelerated vesting of stock awards.
(7)Other adjustments for the 13 weeks ended September 24, 2023 primarily include workforce reduction costs of $1.5 million ($0.8 million in cost of services and $0.7 million in selling, general and administrative expense) and adjustments to COVID-19 government subsidies of $0.5 million. Other adjustments for the 13 weeks ended September 25, 2022 include costs of $0.2 million incurred while transitioning to a new third party administrator for workers’ compensation.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–goodwill and intangible asset impairment charge,
–accelerated depreciation,
–PeopleReady technology upgrade costs,
–executive leadership transition,
–other adjustments, net, and
–tax effect of the adjustments to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
–income tax expense (benefit),
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–goodwill and intangible asset impairment charge,
–PeopleReady technology upgrade costs,
–executive leadership transition,
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–executive leadership transition,
–other adjustments, net.
–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Sep 24, 2023	Sep 25, 2022
Net income (loss)	$(10)	$20,696
Amortization of intangible assets	1,276	1,484
Amortization of software as a service assets (1)	—	729
Accelerated depreciation (2)	—	602
PeopleReady technology upgrade costs (3)	696	1,858
Executive leadership transition costs (4)	2,492	—
Other adjustments, net (5)	2,140	189
Tax effect of adjustments to net income (loss) (6)	(1,717)	(1,264)
Adjusted net income	$4,877	$24,294

Adjusted net income per diluted share	$0.16	$0.74

Diluted weighted average shares outstanding	31,239	32,818

Margin / % of revenue:
Net income (loss)	—%	3.6%
Adjusted net income	1.0%	4.2%
2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Sep 24, 2023	Sep 25, 2022
Net income (loss)	$(10)	$20,696
Income tax expense (benefit)	(2,326)	4,092
Interest and other (income) expense, net	(390)	(703)
Depreciation and amortization	6,184	7,483
EBITDA	3,458	31,568
Third-party processing fees for hiring tax credits (7)	90	162
Amortization of software as a service assets (1)	1,064	729
PeopleReady technology upgrade costs (3)	696	1,858
Executive leadership transition costs (4)	2,492	—
Other adjustments, net (5)	2,140	189
Adjusted EBITDA	$9,940	$34,506

Margin / % of revenue:
Net income (loss)	—%	3.6%
Adjusted EBITDA	2.1%	6.0%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Sep 24, 2023	Sep 25, 2022
Selling, general and administrative expense	$120,715	$124,351
Third-party processing fees for hiring tax credits (7)	(90)	(162)
Amortization of software as a service assets (1)	(1,064)	(729)
PeopleReady technology upgrade costs (3)	(696)	(1,858)
Executive leadership transition costs (4)	(2,492)	—
Other adjustments, net (5)	(1,320)	(189)
Adjusted SG&A expense	$115,053	$121,413

% of revenue:
Selling, general and administrative expense	25.5%	21.6%
Adjusted SG&A expense	24.3%	21.1%

(1)Amortization of software as a service assets is reported in selling, general and administrative expense. Note, amortization of software as a service assets was included as an adjustment to net income during transitory periods ending with fiscal 2022 and is only considered an adjustment to EBITDA going forward to be consistent with the treatment of depreciation and amortization.

(2)Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform.

(3)Costs associated with upgrading legacy PeopleReady technology.

(4)Cost associated with our CEO transition, primarily related to accelerated vesting of stock awards.

(5)Other adjustments for the 13 weeks ended September 24, 2023 primarily include workforce reduction costs of $1.5 million ($0.8 million in cost of services and $0.7 million in selling, general and administrative expense) and adjustments to COVID-19 government subsidies of $0.5 million. Other adjustments for the 13 weeks ended September 25, 2022 include costs of $0.2 million incurred while transitioning to a new third party administrator for workers’ compensation.

(6)Tax effect of the adjustments to U.S. GAAP net income (loss). The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. Note, prior periods were reported using the effective rate for the respective period and have been recast to conform to the current presentation for comparability. Please refer to the reconciliations on the financial results page under the investor relations section of our website for additional information on comparable historical periods.

(7)These third-party processing fees are associated with generating hiring tax credits.